EXHIBIT 3.1.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20130258615-73
ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)		Filing Date and Time 04/18/2013 1:35 PM
Entity Number E0194542913-6

1.	Name of Corporation:	FAIRWIND ENERGY INC.

2.	Resident Agent:	Commercial Register Agent
	for Service of Process:	(name and address below)
112 North Curry Street
Carson City, Nevada 89703

3.	Authorized Stock:	Number of shares with par value: 75,000,000
Par value: $.001
Number of shares without par value: none

4.	Name &	Michael Winterhalter
	Addresses of Board	112 North Curry Street.
	of Directors/Trustees:	Carson City, Nevada 89703

5.	Purpose:	Any lawful business purpose.

6.	Names, Addresses
and Signature
	of Incorporator:	/s/ Thomas E. Puzzo, Esq.
Incorporator Signature
3823 44th Ave. NE
Seattle, WA 98105

7.	Certificate of Acceptance
of Appointment of
	Registered Agent:	I hereby accept appointment as Resident Agent for the above named Entity

		/s/ Trisitn Alishio	Date: April 18, 2013
Authorized Signature of Registered Agent
or On Behalf of Registered Agent Entity

NUMBER OF PAGES ATTACHED: 1

ARTICLES OF INCORPORATION
OF
FAIRWIND ENERGY INC.
3. Continuation of Article 3 “Authorized Stock” from Page 1

3.1 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue shall consist of seventy-five million shares (75,000,000), consisting of fifty million shares (50,000,000) of common stock, par value $0.001 per share (the “Common Stock”), and twenty-five million shares (25,000,000) of “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”). The board of directors of the Corporation is authorized, subject to any limitation prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitation or restrictions thereof.

8. Acquisitions of Controlling Interest and Interested Stockholders

8.1 Acquisition of Controlling Interest. The Corporation elects not to be governed by NRS 78.378 to 78.3793.

8.2. Combinations with Interested Stockholders. The Corporation elects not to be governed by NRS 78.411 to 78.444.

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